UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on May 30, 2025, Sonnet Biotherapeutics Holdings, Inc. (the “Company”) received a deficiency notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

Also as previously reported, on July 15, 2025, the Company closed the private placement offering, as reported on July 14, 2025, for gross proceeds of approximately $5.5 million (the “PIPE Proceeds”). In addition to the PIPE Proceeds, as of July 18, 2025, the Company has received proceeds of approximately $10.5 million in connection with the exercise of outstanding warrants (the “Warrant Proceeds” and together with the PIPE Proceeds, the “Proceeds”).

On July 18, 2025, the Company filed a Current Report on Form 8-K (the “Form 8-K Report”) stating that as of the date of the Form 8-K Report, the Company believes that it has stockholders’ equity in excess of the $2.5 million required pursuant to the Minimum Stockholders’ Equity Rule as a result of the Proceeds.

On July 23, 2025, the Company received a letter from Nasdaq stating that based on the Form 8-K Report, the Staff has determined that the Company complies with the Minimum Stockholders’ Equity Rule. The letter also stated that Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Stockholders’ Equity Rule and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staff’s determination to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

Date:	July 25, 2025	By:	/s/ Raghu Rao
		Name:	Raghu Rao
		Title:	Interim Chief Executive Officer